EXHIBIT 99.1

Denver-Based Indigio Merges Into Bridgeline Software
Indigio Co-Founder Tim Higgins Will Lead Bridgeline Software's Denver Operations

BOSTON, July 1, 2008 -- Bridgeline Software, Inc. (NasdaqCM: BLSW) announced today that Indigio Group, Inc. has merged into Bridgeline Software, expanding Bridgeline Software's presence into Denver, Colorado and the Rocky Mountain region.

Founded in 1998, Indigio is an award-wining web development company that provides web application development, web design, usability, and search engine optimization services to its customers. In June of 2008, Indigio was awarded the ``Best Tech Workplace Award'' in the state of Colorado by the Colorado Software and Internet Association.

Indigio has annual sales of approximately $6 million and reports that is has been profitable each year since its inception. Indigio operates in Denver, Colorado, serving a .NET customer base of over 80 customers including Budget Truck, Budget Cars, AVIS, PODS, Denver Newspaper Agency, Media News Group Interactive, Disaboom, Los Angeles Newspaper Group, HomePoints, Dependable Auto Shippers, Alameda Newspaper Group, Career Ventures, John Diversey, Philly.com, and McClatchy. To learn more about Indigio, please visit http://www.indigio.com.

Indigio's co-founder and Chief Executive Officer, Tim Higgins, has joined Bridgeline Software's executive management team as Executive Vice President and General Manager of Bridgeline Software - Denver.
Bridgeline Software acquired Indigio for a total of $6 million, including the purchase of approximately $250 thousand of Indigio's net working capital (cash, accounts receivable, less liabilities). The $6 million acquisition consisted of $600 thousand in cash, the opportunity to receive an additional $2.1 million in cash over a 14 quarter period based on certain minimum operating goals being achieved, and 1,127,810 shares of Bridgeline Software common stock. The Bridgeline Software common stock issued is subject to a 1 year lock-up agreement. Bridgeline Software believes the acquisition of Indigio will be accretive to earnings per share within the next 6 months.

``We are very excited about our merger with Bridgeline,'' stated Tim Higgins, Chief Executive Officer of Indigio. ``We believe their disciplines in engagement and development methodologies will enhance our business. In addition, we believe our customer base will be very interested in their web application management software product line, iAPPS. It is a very impressive web based software solution.''
Thomas Massie, Bridgeline Software's Chairman and Chief Executive Officer, stated, ``We are very excited about our merger with Indigio. They have an outstanding development and delivery team, excellent leadership, and long-term relationships with great customers. Tim Higgins is an excellent addition to our executive management team.''

About Bridgeline Software

Bridgeline Software is a developer of web application management software and award-winning web applications that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities - enabling business users to swiftly enhance and optimize the value of their web properties. Combined with award-winning application development capabilities by Microsoft Gold Certified development teams, Bridgeline Software helps customers to cost-effectively maximize the value of their rapidly changing web applications.

Bridgeline Software is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Minneapolis, New York, Washington, D.C., and Bangalore India. Bridgeline Software is a recipient of the Inc. 500 award for America's fastest growing companies and currently has over 530 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: The Bank of New York Mellon, Marriott International, Berkshire Life, Honeywell, EMC, John Hancock, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., PerkinElmer, UBS, JBHanauer & Co., Omgeo, the Gill Foundation, The Commonwealth Fund, and the Smithsonian Institute. To learn more about Bridgeline Software, please visit http://www.bridgelinesw.com ..

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as ``anticipates,'' ``expects,'' ``intends,'' ``plans,'' ``predicts,'' ``believes,'' ``seeks,'' ``estimates,'' ``may,'' ``will,'' ``should,'' ``would,'' ``could,'' ``potential,'' ``continue,'' ``ongoing,'' similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Gary Cebula, Executive Vice President & CFO
781-497-3002
gcebula@bridgelinesw.com

Thomas Massie, Chairman of the Board & CEO
781-497-3001
tmassie@bridgelinesw.com

Indigio Group, Inc.
Tim Higgins, President & CEO
303-785-3804
thiggins@indigio.com